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                                                                    Exhibit 20.1

                         Chase Manhattan Bank USA, N.A.
                              Noteholders Statement

                      Chase Credit Card Owner Trust 2002-7




Section 7.3 Indenture                               Distribution Date: 6/15/2004
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(i)    Amount of the distribution allocable to principal of the Notes
            Class A Principal Payment                                     0.00
            Class B Principal Payment                                     0.00
            Class C Principal Payment                                     0.00
                      Total

       Amount of the distribution allocable to the principal on the Notes per
            $1,000 of the initial principal balance of the Notes
            Class A Principal Payment                                     0.00
            Class B Principal Payment                                     0.00
            Class C Principal Payment                                     0.00
                      Total

(ii)   Amount of the distribution allocable to the interest on the Notes
              Class A Note Interest Requirement                     619,150.00
              Class B Note Interest Requirement                      64,706.25
              Class C Note Interest Requirement                     127,781.25
                      Total                                         811,637.50

       Amount of the distribution allocable to the interest on the Notes per
              $1,000 of the initial principal balance of the Notes
              Class A Note Interest Requirement                        0.98278
              Class B Note Interest Requirement                        1.23250
              Class C Note Interest Requirement                        1.89306

(iii)  Aggregate Outstanding Principal Balance of the Notes
              Class A Note Principal Balance                       630,000,000
              Class B Note Principal Balance                        52,500,000
              Class C Note Principal Balance                        67,500,000

(iv)   Amount on deposit in Owner Trust Spread Account            7,500,000.00

(v)    Required Owner Trust Spread Account Amount                 7,500,000.00



                                            By:
                                              -----------------------
                                            Name:  Patricia M. Garvey
                                            Title: Vice President